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                                                                    Exhibit 4.2

                                NTL INCORPORATED,


                            NTL HOLDINGS INCORPORATED


                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 17, 2000

            Supplementing the Indenture dated as of December 22, 1999
                                     between
                                NTL Incorporated
                                       and
                      The Chase Manhattan Bank, as Trustee


                 5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2009
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                  FIRST SUPPLEMENTAL INDENTURE, dated as of May 17, 2000, among
NTL Incorporated, a Delaware corporation (the "COMPANY"), NTL Holdings Incorporated, a Delaware corporation and a direct wholly-owned subsidiary of the Company ("HOLDCO"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "TRUSTEE").

                                   WITNESSETH:

                  WHEREAS, the Company and the Trustee previously executed and delivered the Indenture, dated as of December 22, 1999 (the "INDENTURE"), providing for the creation, execution, authentication and delivery of the Company's 5 3/4% Convertible Subordinated Notes due 2009 (each a "SECURITY" and collectively the "SECURITIES"), which Securities are convertible into shares of common stock, par value $0.01 per share (the "NTL COMMON STOCK"), of the Company in accordance with the terms and conditions of the Indenture;

                  WHEREAS, Section 11.01 of the Indenture provides that the Company and the Trustee may from time to time amend or supplement the Indenture without the consent of any holders of the Securities, in order to, among other things, comply with Section 5.12 of the Indenture regarding the effect of reclassifications, consolidations, mergers or sales on conversion privileges and to make any change that does not adversely affect the interests of any Holders under the Indenture;

                  WHEREAS, on February 9, 2000, the Company, Holdco and Holdings Merger Sub Inc., a Delaware corporation that is a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of the Company ("MERGER SUB"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which, among other things, Merger Sub shall be merged with and into the Company in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "MERGER"), with the Company continuing as the surviving corporation (the "SURVIVING CORPORATION") under the name "NTL (Delaware), Inc." and as a wholly-owned subsidiary of Holdco;

                  WHEREAS, pursuant to the Merger, each outstanding share of NTL Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "HOLDCO COMMON STOCK");




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                  WHEREAS, upon consummation of the Merger and except as
expressly set forth in Section 2.01 of this First Supplemental Indenture, the Company, as the Surviving Corporation, shall continue to be liable for the obligations of the Company under the Securities and the Indenture;

                  WHEREAS, Holdco desires to assume joint and several liability for the obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Securities; and

                  WHEREAS, all actions necessary to make this First Supplemental Indenture and the Securities valid, binding and enforceable obligations of the Company and, to the extent applicable, Holdco, have been performed and fulfilled;

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the
Securities:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 GENERAL. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                  (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   ARTICLE II
                    EFFECT OF MERGER ON CONVERSION PRIVILEGE;
                         ADJUSTMENT OF CONVERSION PRICE

                  SECTION 2.01 CONVERSION OF SECURITIES FOR HOLDCO COMMON STOCK. In accordance with Section 5.12 of the Indenture, upon and as of the consummation of the Merger, the holder of each Security then outstanding shall have the

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right to convert such Security into the amount of shares of Holdco Common Stock receivable upon effectiveness of the Merger by a holder of the number of shares of NTL Common Stock deliverable upon conversion of such Security immediately prior to the Merger. All of the covenants and provisions by or for the benefit of the Company that are contained in Article V of the Indenture relating to the conversion of the Securities shall, upon consummation of the Merger, bind and inure to the benefit of Holdco, including without limitation the covenant set forth in Section 5.05 of the Indenture, which shall require that Holdco at all times reserve and keep available, free from preemptive rights, out of authorized but unissued Holdco Common Stock and solely for the purpose of issuance upon conversion of Securities, a sufficient number of shares of Holdco Common Stock to permit conversion of all outstanding Securities for shares of Holdco Common Stock.

                  SECTION 2.02 ADJUSTMENTS. Upon consummation of the Merger, any adjustments of the Conversion Price shall continue to be made in accordance with
Article V of the Indenture, except that adjustments previously applicable with respect to the NTL Common Stock, shall then be applicable in the same manner with respect to the Holdco Common Stock.

                  SECTION 2.03 RIGHTS UPON CONVERSION. Nothing in this First Supplemental Indenture shall be construed to affect in any way the right that a holder of a Security may otherwise have pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06 of the Indenture, to receive Rights upon conversion of a Security.

                  SECTION 2.04 HOLDCO AS SIGNATORY. In accordance with Section
5.12 of the Indenture, Holdco, as the issuer of the consideration receivable by holders of NTL Common Stock upon consummation of the Merger, has also executed this First Supplemental Indenture.

                                   ARTICLE III
                 ASSUMPTION OF JOINT AND SEVERAL LIABILITY, ETC.

                  SECTION 3.01 ASSUMPTION OF JOINT AND SEVERAL LIABILITY FOR PAYMENT OBLIGATIONS OF THE COMPANY. Effective upon and as of the consummation of the Merger, Holdco shall assume joint and several liability for the obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Indenture and the Securities. The obligations of Holdco to make payments with respect to the Securities shall be subordinated to the same extent as

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the obligations of the Company with respect to the Securities. Accordingly,
Article VI of the Indenture is hereby applicable to Holdco as well as the Company, such that references therein to the Company also shall apply to Holdco; in addition, for purposes of the defined term "Senior Debt" as it is used in the Indenture, all references therein to the Company also shall apply to Holdco.

                  SECTION 3.02 AGENCIES. Holdco shall be bound by and shall have the benefit of the provisions of Section 2.03 of the Indenture to the extent relating to Paying Agents as if references therein to the Company were also to Holdco and shall be deemed to have appointed the Trustee as its Paying Agent for the Securities.

                  SECTION 3.03 COMPLIANCE CERTIFICATES. To the extent applicable to Holdco, Holdco shall be bound by the first two paragraphs of Section 4.03 of the Indenture as if references therein (i) to the Company were also to Holdco,
(ii) to Officers were also to the corresponding officers of Holdco and (iii) to Officers' Certificates were also to certificates signed by two of such corresponding officers of Holdco.

                  SECTION 3.04 STAY, EXTENSION AND USURY LAWS. Holdco shall be bound by the provisions of Section 4.04 of the Indenture as if references therein to the Company were also to Holdco.

                  SECTION 3.05 EVENTS OF DEFAULT. Clauses (a), (b), (c) and (d) of Section 8.01 of the Indenture hereby are amended and restated in their entirety to read as follows:

                  (a) there is a default in the payment of interest or Liquidated Damages, if any, (and Additional Amounts, if applicable) on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

                  (b) there is a default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (c) there is a failure to observe or perform any covenant or agreement contained in Section 4.07 hereof;

                  (d) the Company or Holdco fails to observe or perform any other covenant or agreement contained in this Indenture, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then

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outstanding Notes to the Company and the Trustee stating that such notice is a
"Notice of Default";

                  SECTION 3.06 ACCELERATION. The fifth sentence of Section 8.02 of the Indenture hereby is amended to provide that the words "or Holdco" be added after the first two references to "Company" contained therein.

                  SECTION 3.07 COLLECTION SUIT BY TRUSTEE. Section 8.08 of the Indenture hereby is amended by adding the words "or any other obligor upon the Notes" after the word "Company" in the third line thereof.

                  SECTION 3.08 PROOFS OF CLAIM. Section 8.09 of the Indenture hereby is amended by adding the following words at the end of the first sentence thereof, "or any other obligor upon the Notes, its creditors or its property".

                  SECTION 3.09 NOTICES. Section 12.02 of the Indenture hereby is amended by adding the word ", Holdco" after the word "Company" in the first and second sentences thereof and by adding the words "or Holdco" after the word "Company" in the fourth paragraph thereof. The fifth paragraph of Section 12.10 of the Indenture is hereby amended to read as follows:

                  The Company's and Holdco's address is:

         NTL Incorporated or NTL Holdings Incorporated, as applicable
                           110 East 59th Street
                           New York, New York, 10022
                           Attention: Secretary
                           Facsimile: (212) 906-8497

                  SECTION 3.10 NO RECOURSE AGAINST OTHERS. The directors, officers, employees and stockholders of Holdco shall have the benefit of the provisions of Section 12.08 of the Indenture as if references therein to the Company were also to Holdco.


                                   ARTICLE IV
                                  MISCELLANEOUS

                  SECTION 4.01 RIGHTS, POWERS AND OBLIGATIONS OF THE COMPANY CONTINUE. Except as expressly set forth in Section 2.01 of this First Supplemental Indenture, the Company as the Surviving Corporation shall exercise all of the rights and powers of the Company under the Indenture and the Securities and shall continue to be liable for the obligations of the Company thereunder, including the perfor-

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mance and observance of every covenant of the Indenture to be performed or observed on the part of the Company.

                  SECTION 4.02 EFFECT OF FIRST SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this First Supplemental Indenture by the Company, Holdco and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 4.03 NOTATION REFLECTING FIRST SUPPLEMENTAL INDENTURE. The Trustee may place an appropriate notation about the First Supplemental Indenture on any Security authenticated after the execution and delivery of this First Supplemental Indenture. The Company, in exchange for all Securities, may issue and the Trustee shall authenticate new Securities that reflect the First Supplemental Indenture.

                  SECTION 4.04 INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 4.05 INDENTURE AND FIRST SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 4.06 CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION 4.07 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

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                  SECTION 4.08 SEVERABILITY. In case any provision in this First
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 4.09 HEADINGS. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 4.10 BENEFITS OF FIRST SUPPLEMENTAL INDENTURE, ETC. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

                  SECTION 4.11 SUCCESSORS. All agreements of the Company and Holdco in this First Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 4.12 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to perform the same upon the terms of the Indenture as supplemented by this First Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee shall not be liable or responsible for the validity as to the Company or sufficiency of this First Supplemental Indenture or as to the due execution hereof by the Company or as to recitals of fact contained herein, all of which are made by the Company solely.

                  SECTION 4.13 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 4.14 GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture.

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                  SECTION 4.15 COUNTERPART ORIGINALS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 4.16 NOTICE OF MERGER. Holdco shall give the Trustee prompt notice of the consummation of the Merger.


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first above written.

                                NTL INCORPORATED


                                By:
                                   ---------------------------------------------
                                   Name:  Richard J. Lubasch
                                   Title: Executive Vice President, General
                                              Counsel and Secretary



                                NTL HOLDINGS INCORPORATED


                                By:
                                   ---------------------------------------------
                                   Name:  Richard J. Lubasch
                                   Title: Executive Vice President, General
                                              Counsel and Secretary


                                THE CHASE MANHATTAN BANK, as Trustee


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


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